EXHIBIT 99
PRESS RELEASE OF SUPERIOR BANCORP DATED AUGUST 31, 2006
FOR IMMEDIATE RELEASE
SUPERIOR BANCORP COMPLETES MERGER WITH KENSINGTON
BANKSHARES
BIRMINGHAM, AL — August 31, 2006 — Superior Bancorp (NASDAQ: SUPR) and Kensington Bankshares, Inc. jointly announced the consummation of their merger on August 31, 2006. The combination of the two community banks creates a banking franchise totaling $1.8 billion in assets that serves its customers through 38 banking offices from Huntsville, Alabama to Tampa, Florida. The existing Kensington locations will continue to operate under the 1st Kensington Bank banner for the near future.
“We are excited to welcome our Kensington customers, shareholders and associates as we join forces,” said Stan Bailey, Chief Executive Officer. “We look forward to building on our combined strengths and creating value for our customers, communities, employees and shareholders in Florida. As we integrate the two companies in the coming months, we are committed to offering ‘superior’ service to our customers and returns for our shareholders. Our combined management teams have extensive experience in Florida, and we believe that the complementary strengths of the two companies in partnering to create a $1.8 billion community bank will generate significant opportunities and continue to increase our shareholders’ value.”
As a result of the merger, Kensington Bankshares shareholders will receive 1.60 shares of Superior Bancorp common stock for each share of Kensington Bankshares stock they own. Based on the Superior closing price on August 31, the total value of the merger is $72.6 million.

“Our partnership offers something rare in today’s marketplace,” said Gerald Archibald, First Kensington’s Chairman. “We’re excited about what we will now be able to do for our customers, communities and employees. This partnership has brought together two community banks with a complementary belief about customers and communities they serve. Superior Bank is committed to excellence in customer service, and we think that this partnership will help create superior long-term growth opportunities.” Archibald will continue to serve as Superior’s Tampa Bay Chairman.
Bailey continued, “Tampa is one of the most vibrant markets in the Southeast and is the largest metropolitan market served by Superior. We feel our investment in 1st Kensington will be a major factor in the creation of shareholder value in the years ahead.”
About Superior Bancorp
Superior Bancorp is a $1.8 billion thrift holding company. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community federal savings bank. Superior Bank has 38 branches, with 19 locations throughout the state of Alabama and 19 locations in Florida. Superior Bank also has loan production offices in Montgomery, Alabama and Tallahassee and Panama City, Florida.
Upon completion of the previously announced merger with Community Bancshares, Inc., expected to occur in the fourth quarter, Superior Bank will become a $2.4 billion community bank with 56 banking offices from Huntsville, Alabama to Tampa, Florida. In addition, Superior Bank currently has 17 new branches planned for Northeast Alabama and Florida during 2006 and 2007.
Superior will also operate 21 consumer finance offices in Northeast Alabama as First Community Credit and Superior Financial Services.
Additional Information
Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such “forward-looking statements,” wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward- looking statements.” Such “forward-looking statements” should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp’s reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such “forward-looking statements,” some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.
Superior Bancorp disclaims any intent or obligation to update “forward- looking statements.”
More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-877-326-BANK (2265).